EXHIBIT 32.1
Certification
Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended, and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. § 1350), Antonio R. Alvarez, the President and Chief Executive Officer of Leadis Technology, Inc. (the “Company”), hereby certifies that, to the best of his knowledge:
1. The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2008, to which this Certification is attached as Exhibit 32.1 (the “Periodic Report”), fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and
2. The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
In witness whereof, the undersigned has set his hand hereto as of this 12th day of May, 2008.
/s/ ANTONIO R. ALVAREZ
Antonio R. Alvarez
President and Chief Executive Officer
This certification accompanies the Form 10-Q to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Leadis Technology, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of this Form 10-Q), irrespective of any general incorporation language contained in such filing.